UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

Resource America, Inc. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	0-4408 (Commission File Number)	72-0654145 (IRS Employer Identification No.)

1845 Walnut Street, Suite 1000, Philadelphia, PA (Address of principal executive offices)	19103 (Zip Code)

Registrant's telephone number, including area code: 215-546-5005

__________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02–Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 16, 2004, the Board of Directors of Resource America, Inc. (the “Company”) voted to increase the size of the Board to 7 members and elected Kenneth A. Kind to fill the newly created seat. Mr. Kind will serve on the Compensation Committee of the Board and in the class of directors whose terms expire at the Company’s annual meeting of stockholders in 2006.

Mr. Kind is an executive with Medi-Promotions Inc., a healthcare company in the Philadelphia area.

Edward Cohen, Chairman of the Board of the Company, stated, “We are pleased to welcome Mr. Kind to Resource America’s newly expanded Board of Directors. Ken’s broad background and expertise will bring considerable knowledge and experience to the Company, which will strengthen the management of our business as we move forward. We look forward to Ken’s contributions to our success.”

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Resource America, Inc.

Dated: December 17, 2004	By:	/s/ Michael S. Yecies

Michael S. Yecies Vice President and Chief Legal Officer